

<ARTICLE>                     5
<LEGEND>

This schedule contains summary financial information extracted from the balance sheet of CNL Retirement Properties, Inc. at September 30, 2000, and its statement of income for the nine months then ended and is qualified in its entirety by reference to the Form 10-Q of CNL Retirement Properties, Inc. for nine months ended September 30, 2000.

</LEGEND>
<CIK>                                          0001055264
<NAME>                                         Ms. Janet Chambers

<PERIOD-TYPE>                                  9-mos
<FISCAL-YEAR-END>                              Dec-31-2000
<PERIOD-START>                                 Jan-01-2000
<PERIOD-END>                                   Sep-30-2000
<CASH>                                         409,595
<SECURITIES>                                   0
<RECEIVABLES>                                  4,244
<ALLOWANCES>                                   0
<INVENTORY>                                    0
<CURRENT-ASSETS>                               0 <F1>
<PP&E>                                         14,639,694
<DEPRECIATION>                                 194,427
<TOTAL-ASSETS>                                 15,055,940
<CURRENT-LIABILITIES>                          0 <F1>
<BONDS>                                        0
<PREFERRED-MANDATORY>                          0
<PREFERRED>                                    0
<COMMON>                                       10,178
<OTHER-SE>                                     7,941,054
<TOTAL-LIABILITY-AND-EQUITY>                   15,055,940
<SALES>                                        0
<TOTAL-REVENUES>                               725,358
<CGS>                                          0
<TOTAL-COSTS>                                  289,992
<OTHER-EXPENSES>                               0
<LOSS-PROVISION>                               0
<INTEREST-EXPENSE>                             263,409
<INCOME-PRETAX>                                171,957
<INCOME-TAX>                                   0
<INCOME-CONTINUING>                            171,957
<DISCONTINUED>                                 0
<EXTRAORDINARY>                                0
<CHANGES>                                      0
<NET-INCOME>                                   171,957
<EPS-BASIC>                                  .23
<EPS-DILUTED>                                  .23


<F1> Due to the nature of its industry, CNL Retirement  Properties,  Inc. has an unclassified balance sheet; therefore, no values are shown above for current assets and current liabilities.

